Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

THIRD QUARTER 2018 RECORD RESULTS

REPORTED BY AMPHENOL CORPORATION

Wallingford, Connecticut.  October 24, 2018.  Amphenol Corporation (NYSE: APH) reported today GAAP Diluted Earnings Per Share (“EPS”) for the third quarter 2018 of $1.01 compared to $0.88 for the comparable 2017 period.  GAAP Diluted EPS for the third quarter 2018 includes an excess tax benefit of approximately $7 million ($0.02 per share) related to stock options exercised during the quarter compared to approximately $17 million ($0.05 per share) for the comparable 2017 period.  Excluding the effect of this item, Adjusted Diluted EPS1 for the third quarter 2018 was a record $0.99 compared to $0.83 for the third quarter of 2017.  Sales for the third quarter 2018 were a record $2.129 billion compared to $1.841 billion for the comparable 2017 period. Currency translation had the effect of decreasing sales by approximately $16 million in the third quarter of 2018 compared to the 2017 period.

For the nine months ended September 30, 2018, GAAP Diluted EPS was $2.76 compared to $2.39 for the comparable 2017 period.  GAAP Diluted EPS for the nine months ended September 30, 2018, includes an excess tax benefit of approximately $14 million ($0.04 per share) related to stock options exercised for the nine months ended September 30, 2018.   GAAP Diluted EPS for the nine months ended September 30, 2017, includes an excess tax benefit of approximately $46 million ($0.14 per share) partially offset by a charge for acquisition-related transaction costs of approximately $4 million ($0.01 per share).  Excluding the effect of these items, Adjusted Diluted EPS for the nine months ended September 30, 2018 and 2017 was $2.72 and $2.26, respectively.  Sales for the nine months ended September 30, 2018 were $5.977 billion compared to $5.067 billion for the 2017 period.  Currency translation had the effect of increasing sales by approximately $87 million for the first nine months of 2018 compared to the 2017 period.

Amphenol President and Chief Executive Officer, R. Adam Norwitt, stated, “We are pleased to close the third quarter 2018 well above the high end of our guidance, with record sales and Adjusted Diluted EPS in the quarter of $2.129 billion and $0.99, respectively.  Compared to the third quarter of 2017, sales increased 16%, driven primarily by strong organic growth across most of the Company’s diversified end markets, including mobile devices, military, IT and data communications, mobile networks, commercial air, industrial, and automotive, together with contributions from the Company’s successful acquisition program.  The Company continues to expand its growth opportunities through a deep commitment to developing enabling technologies for customers in all markets, an ongoing strategy of market and geographic diversification, as well as an active and successful acquisition program.”

“The Company’s Adjusted Diluted EPS growth of 19% in the quarter was driven by our superior operating execution, as reflected in the Company’s achievement of another record operating margin of 20.9%.  I am very proud of our organization as we continue to execute extremely well.”

“Operating cash flow in the quarter was a strong $339 million, a clear confirmation of the quality of the Company’s earnings. The Company continues to deploy its financial strength in a variety of ways to increase shareholder value.  This included the purchase during the third quarter of 2018 of 0.4 million shares of the Company’s stock under our $2 billion 3-year open market stock repurchase plan”.

“We are very pleased with the Company’s superior performance in the continued strong demand environment.  Nevertheless, there remain uncertainties in the geopolitical environment, in particular related to global trade policy. Considering this environment and based on current currency exchange rates, we expect fourth quarter 2018 sales in the range of $2.063 billion to $2.103 billion and Adjusted Diluted EPS in the range of $0.96 to $0.98.  For the full year 2018, we now expect to achieve sales in the range of $8.040 billion to $8.080 billion, an increase over 2017 of 15%, as well as Adjusted Diluted EPS in the range of $3.68 to $3.70, an increase over 2017 of 18% to 19%.  This new guidance represents a year over year organic sales growth of approximately 12% and is an increase from our prior guidance for the full year 2018 of sales in the range of $7.820 billion to $7.900 billion and Adjusted Diluted EPS in the range of $3.57 to $3.61.”

“The electronics revolution continues to create exciting, long-term growth opportunities for Amphenol.  We are encouraged by the Company’s broad-based and strong results, and we remain confident for the future.  New applications and higher performance requirements continue to drive increased demand for our broadened range of high technology products across all our diversified end markets.  Our ongoing actions to leverage our competitive advantages and create sustained financial strength, as well as our initiatives to expand our high technology product offering both organically and through our successful acquisition program, have created an excellent base for future performance.  I am confident in the ability of our outstanding, entrepreneurial management team to dynamically adjust to the always changing environment, to continue to generate strong profitability and to further capitalize on the many opportunities to expand our market position.”

The Company will host a conference call to discuss its third quarter results at 1:00 PM (EDT) Wednesday, October 24, 2018.  The toll-free dial-in number to participate in this call is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode:  LAMPO.  There will be a replay available until 11:59 PM (EST) on Saturday, November 24, 2018.  The replay numbers are toll free 888-568-0771; International toll number is +1-203-369-3482; Passcode: 7183.

A live broadcast as well as a replay can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future, not past, events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words such as: “anticipate,” “could,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “optimistic,” “potential,” “guidance,” “may,” “should,”  or “would” and other words and terms of similar meaning.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity or other financial matters.  Although the Company believes the expectations reflected in such forward-looking statements, including regarding the fourth quarter and full year 2018 sales expectations and Adjusted Diluted EPS expectations, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:  the Company’s dependence on sales to the communications industry, in which markets are dominated by large manufacturers and operators who regularly exert significant pressure on suppliers such as the Company; the Company’s dependence on sales to the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments; the Company’s ability to compete successfully on the basis of technology innovation, product quality, price, customer service and delivery time; the Company’s ability to continue to conceive, design, source and market new products, as well as market acceptance of the Company’s existing and future product lines, for continued revenue growth; the Company’s ability to access the capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in exchange rates of the various currencies in which the Company conducts business, including possible currency devaluations; changes in interest rates which could impact existing or future issuances of debt; changes in tax laws, regulations and guidance, including related interpretations, in the United States and foreign jurisdictions, such as the U.S. Tax Cuts and Jobs Act (“Tax Act”); political, economic, military and other risks in countries outside of the United States, including political, economic, financial or other instability, intergovernmental conflicts or actions, strikes or natural disasters; the impact of general economic conditions, geopolitical conditions and U.S. trade policies, legislation, treaties and tariffs, including those affecting China, on the Company’s business operations; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses as part of the Company’s growth strategy, including the potential for the impairment of goodwill; the Company’s ability to obtain a consistent supply of materials, at stable pricing levels, used in the Company’s manufacturing processes, including aluminum, steel, copper, titanium, metal alloys, gold, silver, certain rare earth metals and plastic resins; litigation or environmental matters including changes to laws and regulations that the Company may be subject to; and cybersecurity threats or incidents that could arise.  Such forward-looking statements may also be impacted by, among other things, clarifications to and additional guidance under the Tax Act.  More specifically, on December 22, 2017, the Tax Act was enacted and it significantly revised U.S. corporate income tax law by, among other things, reducing the U.S. corporate income tax rate to 21% and implementing a modified territorial tax system that includes a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. The provisional income tax charge recorded in the fourth quarter of 2017 incorporated assumptions made based upon the Company’s current interpretation of the Tax Act.  As the Company receives additional clarification and implementation guidance and as the interpretation of the Tax Act evolves, the Company may record an adjustment to such charge in the fourth quarter of 2018.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission.  These or other uncertainties may cause the Company’s actual future results to be materially different than those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This press release also contains certain non-GAAP financial information, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, Adjusted Effective Tax Rate and Adjusted Diluted EPS (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results.  Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures discussed within this press release exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented.  Items excluded in the presentation of the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs and certain discrete tax items including but not limited to the excess tax benefits related to stock-based compensation as well as the provisional income tax charge recorded in 2017 related to the Tax Act and any subsequent adjustments recorded in 2018 related to this charge.   Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release.   However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with GAAP.

1   All referenced non-GAAP financial measures are defined in the tables at the end of this press release.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net sales	$2,129.0	$1,840.8	$5,977.3	$5,067.4

Cost of sales	1,440.8	1,234.7	4,037.4	3,392.8

Gross profit	688.2	606.1	1,939.9	1,674.6

Acquisition-related expenses	—	—	—	4.0

Selling, general and administrative expenses	244.0	228.2	710.6	642.4

Operating income	444.2	377.9	1,229.3	1,028.2

Interest expense	(24.8)	(24.6)	(75.3)	(67.3)
Other income, net	0.2	5.1	2.5	12.9

Income before income taxes	419.6	358.4	1,156.5	973.8

Provision for income taxes (1)	(100.0)	(78.1)	(280.8)	(212.7)

Net income	319.6	280.3	875.7	761.1
Less: Net income attributable to noncontrolling interests	(3.0)	(2.8)	(8.8)	(7.2)

Net income attributable to Amphenol Corporation	$316.6	$277.5	$866.9	$753.9

Net income per common share - Basic	$1.05	$0.91	$2.87	$2.47

Weighted average common shares outstanding - Basic	300.5	305.0	301.7	305.8

Net income per common share - Diluted (2)	$1.01	$0.88	$2.76	$2.39

Weighted average common shares outstanding - Diluted	312.4	315.7	313.6	316.1

Dividends declared per common share	$0.23	$0.19	$0.65	$0.51

Note 1   Provision for income taxes for the three months ended September 30, 2018 and 2017 includes excess tax benefits related to stock-based compensation of $7.0 million ($0.02 per share) and $16.6 million ($0.05 per share), respectively.   Provision for income taxes for the nine months ended September 30, 2018 and 2017 includes excess tax benefits related to stock-based compensation of $14.1 million ($0.04  per share) and $45.8 million ($0.14 per share), respectively.

Note 2   Net income per share for the three and nine months ended September 30, 2018 and 2017 includes the excess tax benefits related to stock-based compensation discussed in Note 1. Net income per share for the nine months ended September 30, 2017 also includes acquisition-related expenses of $4.0 million ($3.7 million after-tax or $0.01 per share).  Excluding these effects, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.99 and $0.83 for the three months ended September 30, 2018 and 2017, respectively, and $2.72 and $2.26 for the nine months ended September 30, 2018 and 2017, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	September 30,	December 31,
	2018	2017
ASSETS

Current Assets:
Cash and cash equivalents	$998.3	$1,719.1
Short-term investments	21.5	34.6
Total cash, cash equivalents and short-term investments	1,019.8	1,753.7
Accounts receivable, less allowance for doubtful accounts of $27.5 and $23.0, respectively	1,737.6	1,598.6
Inventories	1,245.5	1,106.9
Other current assets	278.6	196.8

Total current assets	4,281.5	4,656.0

Property, plant and equipment, less accumulated depreciation of $1,285.6 and $1,200.1, respectively	886.4	816.8
Goodwill	4,113.7	4,042.6
Intangibles, net and other long-term assets	461.0	488.5

	$9,742.6	$10,003.9

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$1,014.0	$875.6
Accrued salaries, wages and employee benefits	161.1	151.6
Accrued income taxes	184.8	154.2
Accrued dividends	69.3	58.1
Other accrued expenses	323.8	338.8
Current portion of long-term debt	790.2	1.1

Total current liabilities	2,543.2	1,579.4

Long-term debt, less current portion	2,468.3	3,541.5
Accrued pension and postretirement benefit obligations	171.0	272.0
Deferred income taxes	203.1	241.2
Other long-term liabilities	303.7	326.4

Equity:
Common stock	0.3	0.3
Additional paid-in capital	1,410.1	1,249.0
Retained earnings	2,935.8	2,941.5
Accumulated other comprehensive loss	(337.3)	(201.0)

Total shareholders' equity attributable to Amphenol Corporation	4,008.9	3,989.8

Noncontrolling interests	44.4	53.6

Total equity	4,053.3	4,043.4

	$9,742.6	$10,003.9

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Nine Months Ended
	September 30,
	2018	2017
Cash from operating activities:
Net income	$875.7	$761.1
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	194.5	168.5
Stock-based compensation expense	40.4	37.1
Deferred income tax benefit (1)	(41.5)	(0.6)
Net change in components of working capital (1)	(246.4)	(252.8)
Net change in accrued pension and postretirement benefits (2)	(77.0)	(0.7)
Net change in other long-term assets and liabilities	(11.2)	3.8

Net cash provided by operating activities (1) (2)	734.5	716.4

Cash from investing activities:
Capital expenditures	(208.2)	(155.8)
Proceeds from disposals of property, plant and equipment	3.8	2.0
Purchases of short-term investments	(35.3)	(36.1)
Sales and maturities of short-term investments	48.3	140.4
Acquisitions, net of cash acquired	(158.9)	(243.5)

Net cash used in investing activities	(350.3)	(293.0)

Cash from financing activities:
Proceeds from issuance of senior notes, net	—	749.3
Repayments of long-term debt	(8.7)	(375.0)
(Repayments) borrowings under commercial paper programs, net	(300.1)	173.6
Payment of costs related to debt financing	(0.3)	(5.2)
Proceeds from exercise of stock options	123.0	134.4
Distributions to and purchases of noncontrolling interests	(17.9)	(22.1)
Purchase and retirement of treasury stock	(680.2)	(555.6)
Dividend payments	(184.4)	(147.1)

Net cash used in financing activities	(1,068.6)	(47.7)

Effect of exchange rate changes on cash and cash equivalents	(36.4)	41.9

Net change in cash and cash equivalents	(720.8)	417.6

Cash and cash equivalents balance, beginning of period	1,719.1	1,034.6

Cash and cash equivalents balance, end of period	$998.3	$1,452.2

Cash paid for:
Interest	$79.5	$78.0
Income taxes (1)	307.7	244.1

Note 1   Income taxes paid during the nine months ended September 30, 2018 include certain tax payments of approximately $61 million related to the Tax Cuts and Jobs Act, including the payment of the first annual installment of the transition tax of approximately $18 million and payments for foreign withholding and other taxes of approximately $43 million related to foreign cash repatriated, which had the impact of reducing Net cash provided by operating activities by the same amounts for this period.

Note 2   Net change in accrued pension and postretirement benefits for the nine months ended September 30, 2018 includes an $81 million payment made to fully fund the Company’s U.S. defined benefit pension plans, which had the impact of reducing Net cash provided by operating activities by the same amount for this period.

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net sales:
Interconnect Products and Assemblies	$2,019.3	$1,731.5	$5,659.5	$4,754.3
Cable Products and Solutions	109.7	109.3	317.8	313.1
Consolidated Net sales	$2,129.0	$1,840.8	$5,977.3	$5,067.4

Operating income:
Interconnect Products and Assemblies	$458.1	$388.3	$1,268.9	$1,060.8
Cable Products and Solutions	14.4	14.3	40.4	44.0
Stock-based compensation expense	(14.4)	(12.6)	(40.4)	(37.1)
Other operating expenses	(13.9)	(12.1)	(39.6)	(35.5)
Acquisition-related expenses	—	—	—	(4.0)
Consolidated Operating income	$444.2	$377.9	$1,229.3	$1,028.2

Operating margin (%):
Interconnect Products and Assemblies	22.7%	22.4%	22.4%	22.3%
Cable Products and Solutions	13.1%	13.1%	12.7%	14.0%
Stock-based compensation expense	-0.7%	-0.7%	-0.7%	-0.7%
Other operating expenses	-0.7%	-0.7%	-0.7%	-0.7%
Acquisition-related expenses	0.0%	0.0%	0.0%	-0.1%
Consolidated Operating margin (%)	20.9%	20.5%	20.6%	20.3%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented.  Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the provisional income tax charge recorded in 2017 related to the Tax Act and any subsequent adjustments recorded in 2018 related to this charge.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

	Three Months Ended September 30,
	2018					2017
			Net Income					Net Income
			attributable	Effective				attributable	Effective
	Operating	Operating	to Amphenol	Tax	Diluted	Operating	Operating	to Amphenol	Tax	Diluted
	Income	Margin (1)	Corporation	Rate (1)	EPS	Income	Margin (1)	Corporation	Rate (1)	EPS
Reported (GAAP)	$444.2	20.9%	$316.6	23.8%	$1.01	$377.9	20.5%	$277.5	21.8%	$0.88
Excess tax benefits related to stock-based compensation	-	-	(7.0)	1.7	(0.02)	-	-	(16.6)	4.7	(0.05)
Adjusted (non-GAAP) (2)	$444.2	20.9%	$309.6	25.5%	$0.99	$377.9	20.5%	$260.9	26.5%	$0.83

	Nine Months Ended September 30,
	2018					2017
			Net Income					Net Income
			attributable	Effective				attributable	Effective
	Operating	Operating	to Amphenol	Tax	Diluted	Operating	Operating	to Amphenol	Tax	Diluted
	Income	Margin (1)	Corporation	Rate (1)	EPS	Income	Margin (1)	Corporation	Rate (1)	EPS
Reported (GAAP)	$1,229.3	20.6%	$866.9	24.3%	$2.76	$1,028.2	20.3%	$753.9	21.8%	$2.39
Acquisition-related expenses	-	-	-	-	-	4.0	0.1	3.7	-	0.01
Excess tax benefits related to stock-based compensation	-	-	(14.1)	1.2	(0.04)	-	-	(45.8)	4.7	(0.14)
Adjusted (non-GAAP) (2)	$1,229.3	20.6%	$852.8	25.5%	$2.72	$1,032.2	20.4%	$711.8	26.5%	$2.26

(1)

While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measure.

(2)	The definitions of non-GAAP financial measures used are as follows:

Adjusted Operating Income is defined as Operating Income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company's operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net Income attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects, that are not directly related to the Company's operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding the income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects, that are not directly related to the Company's operating performance during the periods presented.  Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the provisional income tax charge recorded in 2017 related to the Tax Act and any subsequent adjustments recorded in 2018 related to this charge.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of current guidance for GAAP Diluted earnings per share (Diluted EPS) to Adjusted Diluted EPS (non-GAAP) for both the fourth quarter 2018 and the full year 2018:

GUIDANCE (1)
	FOURTH QUARTER 2018	FULL YEAR 2018

Diluted EPS (GAAP)	$0.96 - $0.98	$3.72 - $3.74

Excess tax benefits related to stock-based compensation	-	($0.04)

Adjusted Diluted EPS (non-GAAP)	$0.96 - $0.98	$3.68 - $3.70

(1) Forward-looking Adjusted Diluted EPS included in our guidance excludes certain income and expenses, described above, that are not directly related to the Company's operating performance.  The Company includes such items in its guidance only to the extent that such items have either (i) already been reflected in periods reported and are therefore included in the forward-looking full-year period or (ii) the Company reasonably expects to record them in the forward-looking periods presented and such amounts are estimable.  As the Company has not identified any estimable items in the forward-looking periods presented, the reconciling item shown above for the full year 2018 guidance only reflects the impact of the excess tax benefits related to stock-based compensation that were recognized during the nine months ended September 30, 2018.